SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2007
Delta Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)
Colorado 333-82636 91-2102350
(State or other jurisdiction (Commission (IRS Employer
of incorporation) File Number) Identification No.)
Registrant’s Telephone number, including area code 866-355-3644
______________________________________________ (Former name or former address, if change since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

None

SECTION 2 – FINANCIAL INFORMATION

None

SECTION 3 – SECURITIES AND TRADING MARKETS

None

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

4.01 Changes in Registrant’s Certifying Accountant.

Telford Sadovnick, P.L.L.C. (the "Former Accountant") resigned as principal accountants for Delta Oil & Gas, Inc. (the "Company") on October 6, 2007.  The Company has engaged STS Partners, L.L.P., CA’s ("STS") as its principal accountants effective October 6, 2007. The decision to change accountants has been approved by the Company's board of directors.  The Company did not consult with STS on any matters prior to retaining such firm as its principal accountants.

The Former Accountant's report dated March 23, 2007 on the Company's balance sheets as of December 31, 2006 and 2005, and the statements of operations, cash flows, and changes in stockholders' deficiency for the years ended December 31, 2006 and 2005, and for the cumulative period from inception, January 9, 2001, to December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, going concern, or accounting principles, except that the Former Accountant’s report contained an uncertainty about the Company’s ability to continue as a going concern.

During the years ended December 31, 2006 and December 31, 2005, and through the subsequent period ended October 6, 2007, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their report on the financial statements for such periods.

During the years ended December 31, 2006 and December 31, 2005, and through the subsequent period ended October 6, 2007, the Former Accountant did not advise the Company with respect to any of the matters described in paragraphs (a)(1)(iv)(A) or (B) of Item 304 of Regulation S-B.

The Company has provided the Former Accountant with a copy of a draft Form 8-K/A disclosing the resignation of the Former Accountant on October 6, 2007 and has requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. A copy of the Former Accountant's response is attached hereto and incorporated herein by this reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 10, 2007, our board of directors appointed Kulwant Sandher to serve as a member of our board of directors. On January 18, 2007, Mr. Sandher accepted the offices of Chief Financial Officer and Principal Accounting Officer.

Mr. Sandher is a Chartered Accountant in both England and Canadian jurisdictions. Mr. Sandher was appointed as President and Chief Financial Officer of Turner Valley Oil & Gas Inc. on August 2004 and continues in serve in these positions. From April 17, 2006 to the present, Mr. Sandher has acted as Chief Financial Officer and as a member of the board of directors of The Stallion Group. From May 2004 to March 2006, Mr. Sandher served as Chief Operating Officer and Chief Financial Officer of Marketrend Interactive Inc. Mr. Sandher acted as Chief Financial Officer of Serebra Learning Corporation, a public company on the TSX VE, from September 1999 to October 2002.

There are no family relationships between Mr. Sandher and any of our directors or executive officers.

We retain Hurricane Corporate Services to provide accounting services to us. Although Mr. Sandher maintains an ownership interest in Hurricane Corporate Services, Mr. Sandher has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any employment agreement with Mr. Sandher.

SECTION 6 – RESERVED

None

SECTION 7 – REGULATION FD

None

SECTION 8 – OTHER EVENTS

None

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

16.1	Letter from Telford Sadovnick, P.L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delta Oil & Gas, Inc.

/s/  Douglas Bolen
Douglas Bolen
Chief Executive Officer & Director

Date:         November 14, 2007

/s/  Kulwant Sandher
Kulwant Sandher
Chief Financial Officer, Principal Financial Officer & Director

Date:         November 14, 2007